Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350 AND EXCHANGE ACT RULES 13a-14(b) AND 15d-14(b)
(Section 906 Of The Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report on Form 10-QSB of Universal Guardian Holdings, Inc. (the “Company”) for the three-month interim period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin F. Pickard, Interim Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge

(1)

The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2007	By:	/s/ Kevin F. Pickard
Kevin F. Pickard, Interim Chief Financial Officer (chief executive officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.